UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) — March 13, 2013

ACE Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction)	(State or other jurisdiction)	(I.R.S. Employer of Incorporation Identification No.)

Bärengasse 32

Zurich, Switzerland CH-8001

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On March 13, 2013, ACE INA Holdings Inc. sold in a public offering $475 million of 2.70% Senior Notes due 2023 and $475 million of 4.15% Senior Notes due 2043. The notes will be fully and unconditionally guaranteed by ACE Limited.

Attached as Exhibits 1.1 and 1.2 are copies of the underwriting agreement and terms agreement relating to such public offering. Attached as Exhibits 4.1 and 4.2 are the forms of the notes.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

1.1	Underwriting Agreement, dated as of March 6, 2013, between ACE INA Holdings Inc., ACE Limited and the underwriters named in the related terms agreement

1.2	Terms Agreement, dated as of March 6, 2013, between ACE INA Holdings Inc., ACE Limited and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Mitsubishi UFJ Securities (USA), Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters

4.1	Form of 2.70% Senior Notes due 2023

4.2	Form of 4.15% Senior Notes due 2043

4.3	First Supplemented Indenture, dated as of March 13, 2013, among ACE INA Holdings Inc., ACE Limited and The Bank of New York Mellon Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago

5.1	Opinion of Niederer Kraft & Frey AG

5.2	Opinion of Mayer Brown LLP

23.1	Consent of Niederer Kraft & Frey AG (included in Exhibit 5.1)

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE LIMITED.

By:	/s/ Philip V. Bancroft
Name: Philip V. Bancroft Title: Chief Financial Officer

DATE: March 13, 2013

EXHIBIT INDEX

Number	Description

1.1	Underwriting Agreement, dated as of March 6, 2013, between ACE INA Holdings Inc., ACE Limited and the underwriters named in the related terms agreement

1.2	Terms Agreement, dated as of March 6, 2013, between ACE INA Holdings Inc., ACE Limited and Citigroup Global Markets Inc., Wells Fargo Securities, LLC, Mitsubishi UFJ Securities (USA), Inc. and Deutsche Bank Securities Inc., as representatives of the several underwriters

4.1	Form of 2.70% Senior Notes due 2023

4.2	Form of 4.15% Senior Notes due 2043

4.3	First Supplemental Indenture, dated as of March 13, 2013, among ACE INA Holdings Inc., ACE Limited and The Bank of New York Mellon Trust Company, N.A., as successor to J.P. Morgan Trust Company, National Association and The First National Bank of Chicago

5.1	Opinion of Niederer Kraft & Frey AG

5.2	Opinion of Mayer Brown LLP

23.1	Consent of Niederer Kraft & Frey AG (included in Exhibit 5.1)

23.2	Consent of Mayer Brown LLP (included in Exhibit 5.2)